UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Dell Inc.

(Name of Registrant as Specified In Its Charter)

O. Mason Hawkins
Chairman of the Board and C.E.O.
Southeastern Asset Management, Inc.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On August 2, 2013, Southeastern Asset Management, Inc. issued the following statement:

Southeastern Asset Management Comments
On Dell’s Revised Merger Agreement with Michael Dell/Silver Lake

Distribution of Stockholders’ Money is Financial Engineering, Not New Value

MEMPHIS, Tenn., August 2, 2013 – Southeastern Asset Management today issued the following statement in response to the announcement by the Special Committee of the Board of Dell Inc. (NASDAQ: DELL) that it has accepted a revised Michael Dell/Silver Lake offer:

We are extremely disappointed that the Special Committee has agreed to the revised merger agreement.  The justification being made for this decision is the characterization of special dividends to be paid to Dell stockholders as “increased value.”  In fact, the Special Committee has traded away what was perhaps the most important “unwaivable” stockholder protection included in the Michael Dell/Silver Lake freeze-out transaction without extracting comparable new value.

The Special Committee has simply agreed to a modest distribution of company cash – in the form of a regularly scheduled dividend and a special dividend funded by the ongoing operations of the business – cash that would continue to be owned by stockholders if Dell were to remain a public company.  We think that paying stockholders with their own money is financial engineering, NOT new value.

The Special Committee further tilts the playing field in its Chairman’s favor by drastically extending the record date.  In addition, Alex Mandl, Chairman of the Special Committee, today stated that the change to the voting standard was justified because of the emergence of an alternative to the Michael Dell/Silver Lake proposal.  We are amazed at this justification.  The Special Committee is using our alternative proposal, which they have not meaningfully pursued despite the opportunity to create a better outcome for all stockholders, to justify lowering the voting requirement for Michael Dell and Silver Lake.

The Special Committee is also giving Michael Dell and Silver Lake a significant advantage by scheduling the Special Meeting well in advance of the Annual Meeting.  If the Special Committee’s intention was to allow stockholders to express their views between two alternatives, why wouldn’t it hold the Special Meeting and Annual Meeting together?  As we have stated for months, the Dell 2013 Annual Meeting of Stockholders and the Special Meeting should be held concurrently, so that Dell stockholders are given a real choice.

Stockholders should ask why the Special Committee is acting as though its mandate is to get this deal done at any cost necessary when the transaction is so stockholder unfriendly that it could not receive the required stockholder approval on three occasions.

We continue to believe that the Michael Dell/Silver Lake freeze-out transaction drastically undervalues the company and its prospects and denies stockholders the opportunity to participate in Dell’s significant upside potential.

Southeastern continues to recommend that its fellow Dell stockholders vote the GOLD proxy card (1) “AGAINST” the Merger Agreement proposal, (2) “AGAINST” the Golden Parachute proposal, and (3) “AGAINST” the Adjournment proposal.

Whether or not you plan to attend the Special Meeting, you are urged to follow the instructions on the GOLD proxy card or voting instruction form to vote by Internet or telephone, or sign, mark and date the GOLD proxy card and return it in the postage-paid envelope provided. Your latest-dated proxy is the only one that counts, so you may return the GOLD proxy card even if you have already delivered another proxy. Please do not return any proxy card sent to you by Dell. If you have already returned a proxy card sent to you by Dell, that card will be automatically revoked if you complete and return the enclosed GOLD proxy card.

If stockholders have any questions concerning the Proxy Statement filed by Carl C. Icahn and Southeastern Asset Management or would like additional copies, please contact D.F. King & Co., Inc. at 1-800-347-4750 or dell@dfking.com.

ABOUT SOUTHEASTERN ASSET MANAGEMENT

Southeastern Asset Management, Inc., headquartered in Memphis, Tenn., is an investment management firm with $34 billion in assets under management acting as investment advisor to institutional investors and the four Longleaf Partners Funds: Longleaf Partners Fund, Longleaf Partners Small-Cap Fund, Longleaf Partners Global Fund and Longleaf Partners International Fund, as well as two Irish domiciled UCITS Funds: Longleaf Partners Global UCITS Fund and Longleaf Partners US UCITS Fund. Southeastern was established in 1975, and the first of the Longleaf Partners Funds was launched in 1987.

NOTICE TO INVESTORS

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT, DATED JUNE 26, 2013, AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN, SOUTHEASTERN ASSET MANAGEMENT, INC. AND THEIR RESPECTIVE AFFILIATES FROM THE STOCKHOLDERS OF DELL INC. FOR USE AT DELL INC.’S SPECIAL MEETING OF STOCKHOLDERS NOW SCHEDULED TO BE HELD ON SEPTEMBER 12, 2013 BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY HAVE BEEN MAILED TO STOCKHOLDERS OF DELL INC. AND ARE ALSO AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN THE PROXY STATEMENT AND THE SCHEDULE 13D FILED BY CARL C. ICAHN AND HIS AFFILIATES ON MAY 10, 2013, AS AMENDED THROUGH THE DATE HEREOF, AND THE SCHEDULE 13D FILED BY SOUTHEASTERN ASSET MANAGEMENT, INC. AND ITS AFFILIATES ON FEBRUARY 8, 2013, AS AMENDED THROUGH THE DATE HEREOF.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release, and the documents referred to in this press release, are forward-looking statements including, but not limited to, statements that are predications of or indicate future events, trends, plans or objectives. Undue reliance should not be placed on such statements because, by their nature, they are subject to known and unknown risks and uncertainties. Forward-looking statements are not guarantees of future performance or activities and are subject to many risks and uncertainties. Due to such risks and uncertainties, actual events or results or actual performance may differ materially from those reflected or contemplated in such forward-looking statements. Forward-looking statements can be identified by the use of the future tense or other forward-looking words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “should,” “may,” “will,” “objective,” “projection,” “forecast,” “management believes,” “continue,” “strategy,” “position” or the negative of those terms or other variations of them or by comparable terminology.

Important factors that could cause actual results to differ materially from the expectations set forth in this press release include, among other things, the factors identified under the section entitled “Risk Factors” in Dell’s Special Report on Form 10-K for the year ended February 1, 2013 and under the section entitled “Cautionary Statement Concerning Forward-Looking Information” in Dell’s Definitive Proxy Statement filed with the SEC on May 31, 2013. Such forward-looking statements should therefore be construed in light of such factors, and Icahn and Southeastern are under no obligation, and expressly disclaim any intention or obligation, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

PRESS CONTACT

Southeastern Asset Management
Lee Harper
(901) 818-5240